Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of June 26, 2019, among Yanmar America Corporation, a Georgia corporation (“Parent”), and A.S.V. Holding, LLC, a Delaware limited liability company (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, ASV Holdings, Inc., a Delaware corporation (the “Company”), Parent, Osaka Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Yanmar Co., Ltd., a company organized under the laws of Japan (“Guarantor”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), which provides, among other things, for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), all on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Stockholder beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) the number of shares of Company Common Stock set forth across from the Stockholder’s name on Exhibit A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities of the Company that may be acquired after the date hereof by the Stockholder, are collectively referred to herein as the “Securities”); and

WHEREAS, as an inducement and a condition to the willingness of Parent, Merger Sub and Guarantor to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Covenants of the Stockholder. The Stockholder agrees as follows:

(a)    The Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of Law), pledge, assign or otherwise encumber or dispose of any of the Securities to, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities with, any Person other than Parent or Parent’s designee, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby.

(b)    At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Merger and the Merger Agreement, the Stockholder shall vote (or cause to be voted) all Securities owned by the Stockholder, including without limitation the Securities set forth across from the Stockholder’s name in Exhibit A hereto, in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated the Merger Agreement.

(c)    The Stockholder shall take, or cause to be taken, all reasonable actions to do or cause to be done, and to assist and cooperate with the Company and Parent in doing, all things reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (i) causing the Company to call the Company Stockholders’ Meeting for the purpose of considering, acting upon and voting upon the approval and adoption of the Merger Agreement, the Merger and all other transactions contemplated by the Merger Agreement, (ii) attending, if applicable, the Company Stockholders’ Meeting or any adjournment thereof (or executing valid and effective proxies to any other attending participant of a Company Stockholders’ Meeting in lieu of attending such Company Stockholders’ Meeting or any adjournment thereof), and (iii) causing the Company to postpone or adjourn, at Parent’s request, the Company Stockholders’ Meeting (x) in order to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval (unless prior to such adjournment the Company shall have received an aggregate number of proxies voting for the adoption of the Merger Agreement, which have not been withdrawn, such that the Company Stockholder Approval will be obtained at such meeting), (y) if a quorum is not present or (z) in order to allow reasonable additional time for (A) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure and (B) such supplemental or amended disclosure to be disseminated to, and reviewed by, the stockholders of the Company prior to the Company Stockholders’ Meeting.

(d)    The Stockholder shall not, directly or indirectly (including through any Affiliate or Representative), (i) solicit, initiate, facilitate or knowingly encourage any inquiries with respect to or the implementation or submission of any Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, an Acquisition Proposal (a “Competing Proposal”), (ii) engage in, continue or otherwise participate in any discussions, communications or negotiations regarding, or furnish to any Person any non-public information in connection with, or for the purpose of facilitating or encouraging, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, a Competing Proposal, except to notify such Person of the existence of this Section 1(d) or (iii) otherwise facilitate or encourage any effort or attempt to make a Competing Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to a Competing Proposal. The Stockholder shall, and shall cause its Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) its Representatives to, immediately cease and cause to be terminated any solicitation, discussions, communications or negotiations with any Person that may be ongoing with respect to a Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal. The Stockholder shall promptly (and, in any event, within 48 hours) (i) provide Parent written notice of (A) the receipt of any Competing Proposal or (B) any inquiries, proposals or offers received by the Stockholder or any Affiliates or Representatives of the Stockholder concerning a Competing Proposal and (ii) disclose to Parent the identity of such Person making, and an unredacted copy of, any such Competing Proposal or any such inquiry, proposal or offer made in writing (or, if made orally, a reasonably detailed description of such Competing Proposal, inquiry, proposal or offer). The Stockholder shall, promptly upon receipt or delivery thereof (and, in any event, within 48 hours), provide Parent with copies of all drafts and final versions of definitive or other agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Competing Proposal) relating to such Competing Proposal, in each case exchanged between the Stockholder or any of its Representatives, on the one hand, and the Person making such Competing Proposal or any of its Representatives, on the other hand. The Stockholder shall keep Parent reasonably informed on a reasonably prompt basis (and, in any event, within 48 hours of any material development) of the status and details (including with respect to any material amendments) of any such Competing Proposal or other inquiry, proposal or offer concerning a Competing Proposal.

(e)    The Stockholder shall vote (or cause to be voted) its Securities against (i) any Competing Proposal and (ii) any action, proposal, transaction or agreement which would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any security of the Company (including by any amendments to the certificate of incorporation or bylaws of the Company).

(f)    The Stockholder hereby (i) irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal with respect to the Securities or rights to dissent from the Merger or any similar right (including under Section 262 of the DGCL) that the Stockholder may have and (ii) agrees not to commence, institute, maintain or prosecute any claim, derivative or otherwise, (A) against the Company, any of its Representatives or any of its successors, including claims relating to the negotiation, execution, or delivery of the Merger Agreement or the consummation of the Merger, including any claim alleging a breach of any fiduciary duty of the Company Board in connection with the Merger and the other transactions contemplated by the Merger Agreement, or (B) challenging the validity of or seeking to enjoin the operation of any provision of this Agreement.

2.    Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a)    The Stockholder hereby irrevocably (i) grants to Parent and any designee of Parent, alone or together, the Stockholder’s proxy, and (ii) appoints Parent and any designee of Parent as the Stockholder’s proxy, attorney-in-fact and agent (with full power of substitution and resubstitution), alone or together, for and in the name, place and stead of the Stockholder, to vote (A) the Securities owned by the Stockholder, or grant a consent or approval in respect of the Securities owned by the Stockholder, in accordance with Section 1(b) above and, at any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. The Stockholder agrees to execute such documents or certificates evidencing such proxy as Parent may reasonably request. The Stockholder acknowledges that it received and reviewed a copy of the Merger Agreement prior to executing this Agreement.

(b)    The Stockholder represents that any proxies heretofore given in respect of the Securities are not irrevocable and hereby revokes any such proxies.

(c)    THE STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms. The power of attorney granted by the Stockholder is a durable power of attorney and shall survive the bankruptcy or dissolution of the Stockholder.

3.    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a)    The Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder have been duly and validly authorized by the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b)    The Securities and the certificates (or any book-entry notations used to represented any uncertificated shares of Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has title to the Securities, free and clear of all Encumbrances (including voting trusts and voting commitments), except as provided by this Agreement. As of the date of this Agreement, the Stockholder owns of record or beneficially no shares of Company Common Stock or Company Preferred Stock or any other capital stock of, or any other equity interests in, the Company, other than the Securities set forth across from the Stockholder’s name on Exhibit A hereto. The Stockholder has full power to vote the Securities as provided herein. Except as otherwise contemplated by this Agreement or the Merger Agreement, none of the Stockholders or any of the Securities is subject to any stockholders’ agreement, voting trust, registration rights agreement, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities.

(c)    The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, or (ii) result in the creation of an Encumbrance on any of the Securities, or conflict with or violate any Law applicable to the Stockholder or any of the Securities, except, with respect to clause (ii), for any such conflicts, violations or other occurrences that would not, or would not reasonably be expected to, prevent or materially impair or delay the ability of the Stockholder to perform its obligations hereunder.

(d)    The Stockholder understands and acknowledges that Parent, Merger Sub and Guarantor are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(e)    None of the information relating to the Stockholder and its Affiliates provided by or on behalf of the Stockholder or its Affiliates for inclusion in the Proxy Statement will, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and (ii) the time of the Company Stockholders’ Meeting, contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Stockholder authorizes and agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any related filings under the securities Laws of the United States or any state thereof the Stockholder’s identity and ownership of Securities and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

(f)    There is no Action pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of its Affiliates before any Governmental Authority that, if adversely determined against the Stockholder or its applicable Affiliate, would, or would reasonably be expected to, prevent or materially impair or delay the ability of the Stockholder to perform its obligations hereunder.

4.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows: (a) Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by Parent have been duly and validly authorized by all necessary corporate action on the part of Parent; and (c) this Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5.    Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the Stockholder’s obligations under this Agreement and to vest the power to vote the Securities as contemplated by Section 2. Parent agrees to take, or cause to be taken, (a) all actions reasonably necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement and (b) all actions reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

6.    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether pursuant to a merger, by operation of Law or otherwise), without the prior written consent of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, only the parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.    Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur (such date, the “Termination Date”) of (a) the Effective Time, (b) an Adverse Recommendation Change made as a result of a Company Intervening Event, (c) the date on which the Merger Agreement is terminated in accordance with its terms, (d) the mutual written agreement of the parties to terminate this Agreement or (e) at the sole election of Stockholder following any amendment of or modification to the Merger Agreement with respect to any terms of the Merger Consideration, Article VIII (Conditions to the Merger) or any change to the Merger Agreement that would have a materially adverse impact on Stockholder. In the event of termination of this Agreement pursuant to this Section 7, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that (i) Section 6, this Section 7 and Section 9 shall survive any such termination, and (ii) no such termination will relieve any party hereto from any liability for any fraud or intentional breach of this Agreement occurring prior to such termination.

8.    Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record and/or beneficial owner of the Company Common Stock and not in the Stockholder’s capacity as a director, officer or employee of the Company (if applicable) or in the Stockholder’s capacity as a trustee or fiduciary of any Company Plans and (b) nothing in this Agreement is intended to restrict or affect any action or inaction of the Stockholder or any representative of the Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

9.    General Provisions.

(a)    Expenses. Except as otherwise set forth in the Merger Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expense, whether or not the transactions contemplated hereby are consummated.

(b)    Waiver. At any time prior to the termination of this Agreement, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any breach of or inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Stockholder or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

(c)    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email transmission (upon confirmation of receipt that is not automatically generated and provided that any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(c)):

If to Parent:

Yanmar America Corporation

101 International Parkway

Adairsville, Georgia 30103

Attention:    Giuliano Parodi

                     Hiroshi Okuyama

                    Ryan M. Pott

Email:          giuliano_parodi@yanmar.com

                     hiroshi_okuyama@yanmar.com

                     ryan_pott@yanmar.com

with a copy to:

Shearman & Sterling LLP

535 Mission St, 25th Floor

San Francisco, California 94105

Attention:    Christopher Forrester

                     Michael S. Dorf

Email:          chris.forrester@shearman.com

                     mdorf@shearman.com

If to a Stockholder:

At the address and email address set forth across from the Stockholder’s name in Exhibit A hereto.

with a copy to:

Dorsey & Whitney LLP

50 S. Sixth Street, Suite 1500

Minneapolis, MN 55402

Attention:    Jonathan B. Abram

                     Jonathan A. Van Horn

Email:          abram.jonathan@dorsey.com

                     van.horn.jonathan@dorsey.com

(d)    Interpretation and Rules of Construction. When a reference is made in this Agreement to an Exhibit or a Section, such reference shall be to an Exhibit or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the Minneapolis, MN, U.S.A., unless otherwise specified.

(e)    Entire Agreement; Amendment. This Agreement, taken together with the Merger Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(f)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 9(c); (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

(g)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(G).

(h)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

(i)    Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages)

to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(i), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(j)    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

YANMAR AMERICA CORPORATION

By:	/s/ Ryan M. Pott
Name:	Ryan M. Pott
Title:	General Counsel

[Voting Agreement Signature Page]

A.S.V. HOLDING, LLC

By:	/s/ John Garrison Jr.
Name:	John Garrison Jr.
Title:	Chairman

[Voting Agreement Signature Page]

Exhibit A

Stockholder Security Ownership and Voting Information

Name and Address of Stockholder	Number of Shares of Company Common Stock Beneficially Owned by Stockholder
A.S.V. Holding, LLC c/o Terex Corporation 200 Nyala Farm Road Westport, CT 06880 Attn: Eric I Cohen	3,350,000 shares of Company Common Stock